Exhibit 2.1

On the basis of the provisions of the Article 74 of the Law on Companies ("Official Gazette of the Republic of Montenegro", no. 06/02 dated 08.02.2002, "Official Gazette of Montenegro", no. 17/07 dated 31.12.2007, no. 80/08 dated 26.12.2008, no. 40/10 dated 22.07.2010, no. 73/10 dated 10.12.2010, no. 36/11 dated 27.07.2011, no. 40/11 dated 08.08.2011), Decision on Assignment/Transfer of Share, passed by the Founder of the Company “INDEGO” DOO Tivat as of 14.02.2017,  1. „INDEGO“ DOO Tivat, represented by the Executive director-Founder Danko Gospić from Tivat, personal identification number: 0501971234015, address: Moše Pijade street, number 11, Tivat, tax identification number (PIB): 02398087 (hereinafter referred to as the: „Transferor“), and  2. “American-ASwiss Capital” INC, with the seat at the address: Trolley Square Suite 20 C, Wilmington, Delaware 19806, the United States of America (USA), street    .no  .registration no.   …, identification no.    .… ., represented by Mr. John Karatzaferis from Melbourne, Australia, with the passport no. M3010501 of Australia, issued on 19.07.2005, (hereinafter referred to as the: „Acquirer“),  (the Contracting parties may be hereinafter individually referred to as: the “Contracting party” or the “Party”, and jointly as the: “Contracting parties” or the “Parties”),  on 28.02.2017 in Tivat (hereinafter referred to as the: Signature Date) conclude:  AGREEMENT ON TRANSFER/assignment of SHARE  Preamble  WHEREAS the Transferor is the only member of the company „Indego“ DOO Tivat, address: Moše Pijade street, number 11, Tivat, Montenegro, registered at the Central Registry of Companies (CRPS) of the Tax Administration of Montenegro, under the registration number: , and with tax 5-0194241/012 as of 29.03.2012identification number (PIB): 02398087 (hereinafter referred to as the: “Company”); 2   WHEREAS the Transferor intends to transfer-assign to the Acquirer its total share in the Company, which represents 100% of the share in the Company (hereinafter referred to as the: „Share"), and the Acquirer intends to receive the Share from the Transferor, in accordance with the conditions from this Agreement;  WHEREAS the Founder of the Company passed the Decision, approving the transfer of the Share in accordance with the conditions from this Agreement, by means of which the Transferor, as the only member of the Company, and the Company waived the pre-emptive right and option to buy the Share. The concerned Decision on the Sale/Transfer/Assignment of Share, passed by the Founder of the Company „Indego“ DOO Tivat, on 14.02.2017, represents the Annex to this Agreement;  The Contracting parties jointly state that, on 28.02.2017, before the Notary from Tivat, Nela Rakočević, the Agreement on the Assignment of Claim UZZ.no ./2017 dated  … . was concluded between “NLB Crna Gora” DOO Podgorica, as the Assignor of the claim and “American-Swiss Capital INC” from Delaware, the United States of America (USA), as the Assignee of the claim, herein the Acquirer.  The Contracting parties jointly state that among other, the subject of the aforementioned Agreement on the Assignment of Claim, are the real properties from the Real estate sheet no. 2222 and from the Real estate sheet no. 2422 KO Tivat, which are registered in the name of the mortgage debtor, the Company “Indego” DOO Tivat, the Transferor herein. The subject of the mentioned Agreement, apart from the other real properties, are also the following real properties: the residential premises from the Real estate sheet no. 2222 KO Tivat, on the cadaster plot number 4876/1, in the building number 1, PD11, number of floors PN, size 148m/2, the residential premises from the Real estate sheet no. 2422 KO Tivat, on the cadaster plot number 2290, in the building number 1, PD24, number of floors P2, size 70m/2, on which mortgage is registered, while on the aforementioned real estate from the Real estate sheet no. 2422 KO Tivat, the right of a life-long usufruct is registered in favour of Gospić Milovana Radoš, personal identification number: 0111943234015. The Contracting parties jointly state the existence of the Agreement on Real Estate Sale, concluded before the Basic court in Kotor on 19.07.2011, between the Transferor herein, “Indego” DOO Tivat, in the capacity of the Seller and Lidija Kostić-Gospić from Tivat, as the Buyer, personal identification number: 0811983235024. The subject of the mentioned Agreement is the apartment from the Real estate sheet no. 2222 KO Tivat, constructed in the residential facility no.1, on the cadaster plot no.4876/1, cadaster mark PD 11, which is situated at the entrance no.9, on the floor Pn, size 148 m/2, which is jointly stated by the Contracting parties.  The Contracting parties jointly state the existence of the Agreement/Contract on the Regulation of Tax Claim in favour of the State of Montenegro, which defines the obligations between the Tax Administration  …and “Indego” DOO Tivat as of    3   The Contracting parties have agreed as follows:  Article 1  On the date of the conclusion of this Agreement, the Transferor transfers to the Acquirer, 100% of the Share in the Company „Indego“ DOO Tivat, with the seat in Tivat, address: Moše Pijade street, number 11, Tivat, Montenegro, with the data in the Central Registry of Companies (CRPS) of the Tax Administration, registration number: dated 23.03.2012, tax 5-0194241/012, identification number (PIB): 02398087.  Article 2  Danko Gospić is the Owner of 100% of the Founder's deposit, i.e. 1,00 eur. Article 3  The previous Founder Danko Gospić withdraws from »INDEGO« DOO Tivat and assigns his Founder's deposit equaling the total of 100%, i.e. 1,00 eur to » American-Swiss Capital” INC, without compensation.  Article 4  »American-Swiss Capital” INC agrees to accept the assigned share in the amount of the total of 100% of the Founder's deposit, i.e. 1,00 eur and, hence, its Founder's deposit now amounts to 100%, i.e. 1,00 eur.  Article 5  In accordance with this Agreement, the Articles of Association (the Statute) of »INDEGO« DOO Tivat will be changed.  Article 6  In accordance with the terms from this Agreement, the Transferor agrees to sell, assign and transfer the Share to the Acquirer, without compensation with all the rights on the day of this Agreement’s conclusion, and the Acquirer agrees to purchase, accept and acquire the Share from the Transferor, along with all the rights arising from the Share and existing on the date of this Agreement’s conclusion.  By means of this Agreement’s conclusion:  - the Transferor will cease to be the member of the Company and will lose all the rights on the basis of the Share, which the Transferor could have on the basis of the Law on Companies (hereinafter referred to as the: “Law”) and/or the Founding documents or other acts of the Company;  - the Acquirer will become the only member of the Company and will agree with all the rights and obligations that it acquires in line with the Law, the 4   Founding documents or other acts of the Company. The Acquirer is authorized to undertake all the necessary legal and factual actions with the aim of passing the Decision of the Central Registry of Companies (CRPS) of the Tax Administration of Montenegro, confirming the change of ownership of the Share in the Company and confirming that the Acquirer has become the only member of the Company;  - the Transferor is obliged to transfer all the necessary data and information to the Acquirer on the Signature Date, as well as to deliver the requisite documents for the purpose of the registration of the Acquirer as the only member of the Company in the Central Registry of Companies (CRPS). The Transferor agrees that the Acquirer registers itself, on the basis of this Agreement, and without further consents and/or approvals of the Seller, at the Central Registry of Companies (CRPS) of the Tax Administration of Montenegro and all other relevant registers, as the only member of the Company and a sole owner of 100% of the Share in the Company. The appropriate statement of the Transferor is in the Annex to this Agreement.  Article 7  On the date of this Agreement's signing, the Contracting parties jointly state that the Acquirer will irrevocably issue a discharge (release) permit for the removal of mortgage, other encumbrances and limitations from the real properties from the Real estate sheet no. 2222 and from the Real estate sheet no. 2422 KO Tivat, registered in the name of the mortgage debtor “Indego” DOO Tivat, more precisely for the residential premises from the Real estate sheet no. 2222 KO Tivat, on the cadaster plot no. 4876/1, in the building no. 1, PD11, number of floors PN, size 148m/2, as well as a discharge (release) statement for the removal of mortgage and other encumbrances and limitations from the residential premises from the Real estate sheet no. 2422 KO Tivat, on the cadaster plot no. 2290, in the building no. 1, PD24, number of floors P2, size 70m/2, on which the right of a life-long usufruct is registered in favour of Gospić Milovana Radoš, personal identification number: 0111943234015. Also, the Acquirer will give an explicit consent (CLAUSULA INTABULANDI) and it will allow the registration at the Real Estate Directorate, regional unit (PJ) Tivat, on the basis of the Sale Agreement, concluded before the Basic court in Kotor, on 11.07.2011, from the Preamble of this Act, and which will be realized within fifteen (15) days after the fulfillment of own/Acquirer’s obligations created on the basis of the Agreement on the Purchase of Claim, concluded before the Notary Nela Rakočević from Tivat UZZ..... dated.. Article 8  The relevant Contracting party, in relation to the conclusion and execution of this Agreement, guarantees to the opposite Contracting party that the following statements, assurances and warranties (hereinafter referred to as the: „Warranties“) are true and accurate: 5    1. That it has a legal right and is fully authorized to conclude and implement this Agreement or any other document that should be signed in accordance or in relation with this Agreement,  2. That the Contracting party, i.e. the Contracting parties, will enforce this Agreement in all aspects, in the manner, under conditions and within the deadlines precisely defined by this Agreement,  3. The Seller confirms, guarantees and declares that the Company, and the Transferor in the capacity of the member of the Company, irrevocably waived the pre-emptive right regarding the Share,  4. The Transferor confirms and guarantees that the Share consists of the fully paid monetary deposit of the nominal value of 1,00 (one) EUR, which represents 100% of the registered core capital of the Company,  5. The Transferor confirms and guarantees that, on the date of this Agreement’s signing (the Signature Date), no bank debt or any other debenture of the Company exist or will be incurred, which have not been presented to the Acquirer on the occasion of the creation of the analyses of the Company’s business operations (financial and legal due diligence reports), and that new security instruments were not issued by the Company, apart from those security instruments that had been already demonstrated to the Acquirer while creating the mentioned analyses,  6. The Acquirer confirms that it is acquainted with the tax claims of the Tax Administration on the basis of the real estate tax, accompanying the real properties from the Agreement on the Assignment of Claim, composed before the Notary Nela Rakočević from Tivat UZZ  .dated:, and that it fully accepts them as the tax debt/real estate tax, in the manner stipulated by the Agreement as of         7. The Acquirer confirms that it is acquainted with the debt on the basis of the electric power consumed by the facilities being the subject of the Agreement on the Assignment of Claim from the Preamble of this Agreement, from the Real estate sheet no. 2222 and the Real estate sheet no. 2422 KO Tivat, and the Acquirer consents to undertaking the obligation of paying the debt toward Elektrodistribucija Crne Gore (Electrodistribution of Montenegro).  8. Transferor confirms and guarantees that, apart from the ones stipulated by the Founding act of the Company, the Statute and the Law on Companies, the Transferor and the Company are not the Contracting party in any agreement, contract or arrangement related to the Share or the rights arising from it that the Buyer has not been already acquainted with,  9. On the Signature Date of this Agreement, the Transferor confirms and guarantees that the Company is duly organized as a limited liability company, and that it exists and operates in accordance with the laws of Montenegro,  10. The Transferor confirms and guarantees that there are not any unresolved registration forms before the Central Registry of Companies (CRPS) and  6    that there is not anything subject to registration, which may not be seen from the Excerpt from the Central Registry of Companies (CRPS) related to the Company, issued on the Signature Date (Excerpt from the Central Registry of Companies issued on the Signature Date represents the Annex to this Agreement),  11. The Transferor confirms and guarantees that the evidence on all tax obligations in Montenegro related to the Owner of the Share, i.e. the Seller and the evidence regarding the Company itself, have been delivered to the Acquirer,  12. The Transferor confirms and guarantees that, until the expiry of the period of twelve (12) months as of the Day of Signing (the Signature Date) of this Act, all court disputes that may cause any obligation of the Company in the future will be completed, and that it accepts any expenses incurred on those grounds.   Article 9  The Transfer gives consent and authorizes the Acquirer to perform the registration of the change of ownership of the Share, i.e. to register itself as the Owner of the Share at the Central Registry of Companies (CRPS), without further and subsequent approval of the Transferor, on the basis of this Agreement.  The Contracting parties agree that they will mutually cooperate and enable access to, as well as provide all the documents, resources, materials and information, and undertake all the steps that one Contracting party may reasonably require from the other Contracting party with the aim of acquiring the Share by the Acquirer and for the purpose of the registration of the Acquirer as the fully valid owner of the Share.  Article 10  This Agreement will be governed by and interpreted in accordance with the laws of Montenegro and in line with the imperative provisions of the laws of Montenegro.  All potential disputes, actions or claims arising from this Agreement or originating from a breach, termination or invalidity of this Agreement, will be resolved before the court with the actual jurisdiction in the subject matter in Montenegro.  Article 11  This Agreement will produce a legal effect between the Contracting parties on the day of its signing (the Signature Date) and certification of the signatures on this Agreement, and toward the third parties on the date of the registration of the change of ownership of the Share in the Central Registry of Companies (CRPS).  This Agreement is subject to a mandatory certification of signatures and solemnization by the Notary. After this Agreement is verified, signed and certified by 7   the Notary, the Acquirer will ensure that the application is filed with the Central Registry of Companies (CRPS), with the aim of the registration of the stated changes.  Article 12  Changes and amendments to this Agreement require consent by the both Contracting parties and they must be in a written form.  This Agreement on Transfer of Share is composed in 5 (five) identical counterparts in Montenegrin language, out of which each signatory will keep one counterpart. The other counterparts will be used for registration and administrative purposes.  IN WITNESS THEREOF, the Contracting parties sign this Agreement on Transfer of Share on the date stated at the beginning of the Agreement.  In Tivat, on 28.02.2017.  Transferor,  for  “Indego” DOO TIVAT   Acquirer,  for  „American Swiss Capital INC” Annexes  1. Excerpt from the Central Registry of Companies (CRPS) of the Tax Administration of Montenegro, related to the Company, issued on the Signature Date of this Agreement;  2. Decision on the Transfer/Assignment of Share, passed by the Founder of the Company „Indego“ DOO Tivat, on 14.02.2017;  3. Statement of the Transferor, certified by the Notary, by means of which the Transferor consents that the Acquirer may register itself as the only member of the Company and as a sole owner of 100% of the Share in the Company at the Central Registry of Companies (CRPS) and all other relevant registers on the Signature Date.